UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 9, 2019

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 9, 2019, the board of directors (the “Board”) of Hawaiian Electric Industries, Inc. (“HEI”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, voted unanimously to submit proposals to HEI’s stockholders at its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to approve amendments to certain provisions of HEI’s Amended and Restated Articles of Incorporation to (i) declassify the Board on a rolling basis such that directors will stand for election to one-year terms, with the directors who are up for election at the 2021 and 2022 annual meetings being elected to one-year terms, and all directors standing for election on an annual basis beginning with the 2023 Annual Meeting of Stockholders, and (ii) implement a majority voting standard in uncontested director elections (the “Proposed Amendments”).

The Proposed Amendments will be set forth in detail in HEI’s 2020 proxy statement, which will be filed in advance of the 2020 Annual Meeting. In the event the Proposed Amendments are approved at the 2020 Annual Meeting and become effective, the Board will approve conforming amendments to HEI’s Bylaws.

The information furnished in connection with this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ Gregory C. Hazelton
Gregory C. Hazelton
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: December 10, 2019

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